                                                                      EXHIBIT 99



                                  CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                                   (405)879-9232

FOR IMMEDIATE RELEASE                             TOM PRICE, JR.,VICE PRESIDENT-
AUGUST 6, 1998                                             CORPORATE DEVELOPMENT
                                                                  (405) 879-9257


                      CHESAPEAKE ENERGY CORPORATION REPORTS
                           1998 SECOND QUARTER RESULTS

OKLAHOMA CITY, OKLAHOMA, AUGUST 6, 1998 -- Chesapeake Energy Corporation today reported its financial results for the second quarter of 1998. Chesapeake incurred a net loss of $248 million, or $2.41 per common share, on total revenue of $112 million. The loss includes the effects of non-cash impairment charges of $226 million caused by a significant decline in oil prices during the quarter and by charges related to the completion of various acquisitions using the purchase method of accounting. The results also include an extraordinary debt retirement charge of $13 million. The 1998 second quarter loss compares to a net loss of $218 million, or $3.12 per common share, on total revenue of $75 million for the second quarter of 1997. Cash flow from operating activities for the second quarter of 1998 increased 8% to $37.1 million from $34.5 million in the second quarter of 1997.

                PRODUCTION VOLUMES INCREASE 75% TO RECORD LEVELS

For the second quarter of 1998, Chesapeake's oil and natural gas production averaged 409 million cubic feet of natural gas equivalent (mmcfe) per day, for a total of 37.2 billion cubic feet of natural gas equivalent (bcfe), 71% of which was natural gas. This production is an increase of 75% compared to the 21.3 bcfe produced in the 1997 second quarter and an increase of 61% compared to the 23.0 bcfe produced in the 1998 first quarter. Production for the first six months of 1998 totaled 60.2 bcfe, an increase of 44% compared to the 41.8 bcfe produced in last year's first six months.

Average prices received during the 1998 second quarter were $1.99 per mcf and $12.85 per barrel of oil, for a natural gas equivalent (mcfe) price of $2.03, compared to a mcfe price of $2.13 in the 1997 second quarter. Average prices received during the first six months of 1998 were $2.01 per mcf and $13.63 per barrel of oil, for a mcfe price of $2.09, compared to a mcfe price of $2.46 during the first six months of last year.

Chesapeake's third quarter revenues should be enhanced by an attractive risk management program that has hedged 73% of the company's projected gas production at an average NYMEX price of $2.36 per mcf.



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                           EXPLORATORY DRILLING UPDATE

In addition to its developmental drilling activities, the company has four high impact onshore exploration projects underway. In Louisiana, Chesapeake is near targeted total depth of 21,600' in an important exploratory Tuscaloosa well. This well, the State Lease #15421, is the first well drilled on the company's recently completed 90,000 acre proprietary 3-D seismic program. Although still drilling, the well has potential pay zones in six sands encountered in the first 900' of the Tuscaloosa formation. Chesapeake's geoscientists have identified an additional 20-25 potential Tuscaloosa 3-D prospects on the company's acreage in the Baton Rouge area. Chesapeake will begin drilling its second Tuscaloosa 3-D well next week and plans to begin drilling a third well in September.

In the company's South Brookeland prospect in Tyler County, Texas, the company has completed remedial well control operations on the Quinn #1. The well encountered a sand that tested through drillpipe at 15,000 mcf per day before an underground loss of control occurred. After regaining control of the well last week, the company is sidetracking at approximately 11,800' and has commenced redrilling operations with an expected total depth of 15,500'. Chesapeake controls a substantial leasehold position in the area.

In the company's third important exploratory area, the Peach Creek Prospect in Wharton County, Texas, Chesapeake's geoscientists have developed a significant number of Frio, Yegua, and Deep Wilcox prospects to drill on the company's 55%-owned 3-D survey on 55,000 acres. Coastal Corporation and Seagull Energy Corporation, who are currently drilling their third Deep Wilcox well in the joint survey area, own the remaining 45%. In September, Chesapeake plans to begin drilling its first 18,000' Deep Wilcox exploratory well, located updip of the Coastal/Seagull wells.

In the company's fourth exploratory area, the Deep Arbuckle play in the Knox Field in Oklahoma, Marathon Oil Corporation has recently completed their second successful Deep Arbuckle well. Drilled partially on a Chesapeake farmout, the Mitchell 2-34 is producing approximately 10 million cubic feet of gas per day from Arbuckle perforations at 17,100' - 19,150'. Marathon's two Arbuckle producers are the deepest producers drilled in the Knox Field, which was discovered in 1921 and has produced more than 800 bcfe from a number of formations. Marathon is currently drilling its third Deep Arbuckle test, the J. Kaye 3-33, in which Chesapeake owns a 17.5% working interest. Success with this well would likely lead to the drilling of a Chesapeake operated well. Chesapeake believes it controls 12 potential Deep Arbuckle drillsites on the Knox Field structure.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chairman and CEO, commented "Despite the non-cash impairment charges experienced by Chesapeake in the first half of 1998, we are pleased with the acquisitions we have completed and believe the company's natural gas oriented acquisition and development strategy will realize substantial value over the longer term. Our asset exploitation efforts are now underway and showing excellent results. Production volumes from our acquired properties have already increased and we have built an inventory of approximately 700 developmental drilling opportunities. Excluding our pro-forma share of Gothic and Pan East's proven reserves, estimated at approximately 225 bcfe, our estimated June 30 reserve base was 1,260 bcfe, 84% of


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which was natural gas. Based on an annualized rate using 1998 second quarter production, the company's reserves to production index is now almost nine years with one of the largest concentrations of natural gas reserves in the industry."

Updating the company's July 7th announcement that Chesapeake is pursuing strategic alternatives, McClendon continued, "With the second quarter impairment behind us and our drilling program performing well on both exploratory and developmental prospects, we believe Chesapeake is positioned to generate much improved performance in the second half of 1998 and beyond. The company's large, long-lived domestic natural gas reserve base and our high impact exploration opportunities are attractive to a number of majors, independents, utilities, pipelines and financial institutions. We believe this process will result in a favorable outcome for our shareholders, debtholders, and employees. In the meantime, our Board of Directors continues to recognize the low valuation placed on our assets in today's market and has increased the authorized size of our common stock repurchase program to $30 million from $25 million."


The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace its reserves, the substantial capital expenditures required to fund its operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the six-month transition period ended December 31, 1997 and the report filed on Form 10-Q for the three months ended March 31, 1998.

Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada. The company's Internet address is http://www.chesapeake-energy.com.




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



                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                      JUNE 30, 1998            JUNE 30, 1997
------------------------------------------------------------------------------------------------
                                                         $       $/MCFE          $        $/MCFE
                                                     -------------------------------------------
REVENUES:
   Oil and gas sales                                   75,639       2.03       45,354       2.13
   Oil and gas marketing sales                         33,671       0.91       23,743       1.12
   Interest and other                                   2,571       0.07        5,430       0.25
                                                     -------------------------------------------
     Total revenues                                   111,881       3.01       74,527       3.50
                                                     ===========================================
EXPENSES:
   Production expenses and taxes                       17,294       0.46        4,925       0.23
   Oil and gas marketing expenses                      33,705       0.91       23,845       1.12
   Impairment of oil and gas properties               216,000       5.80      236,000      11.09
   Impairment of other assets                          10,000       0.27         --         --
   Depreciation, depletion, and amortization
     of oil and gas properties                         43,900       1.18       42,358       1.99
   Depreciation and amortization of other assets        1,922       0.05        1,073       0.05
   General and administrative                           5,134       0.14        2,582       0.12
   Interest                                            18,665       0.50        8,680       0.41
                                                     -------------------------------------------
     Total expenses                                   346,620       9.31      319,463      15.01
                                                     ===========================================

INCOME (LOSS) BEFORE INCOME TAXES
   AND EXTRAORDINARY ITEM                            (234,739)     (6.30)    (244,936)    (11.51)
PROVISION (BENEFIT) FOR INCOME TAXES                     --         --        (27,153)     (1.28)
                                                     -------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM              (234,739)     (6.30)    (217,783)    (10.23)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
     applicable income tax                            (13,334)     (0.36)        --         --
                                                     -------------------------------------------

NET INCOME (LOSS)                                    (248,073)     (6.66)    (217,783)    (10.23)
                                                     ===========================================

EARNINGS (LOSS) PER COMMON SHARE (BASIC):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM            (2.29)      --          (3.12)      --
     EXTRAORDINARY ITEM                                 (0.12)      --           --         --
                                                     -------------------------------------------
     NET INCOME (LOSS)                                  (2.41)      --          (3.12)      --
                                                     ===========================================

EARNINGS (LOSS) PER COMMON SHARE
   (ASSUMING DILUTION):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM            (2.29)      --          (3.12)      --
     EXTRAORDINARY ITEM                                 (0.12)      --           --         --
                                                     -------------------------------------------
     NET INCOME (LOSS)                                  (2.41)      --          (3.12)      --
                                                     ===========================================

AVERAGE COMMON SHARES AND COMMON
   EQUIVALENT SHARES OUTSTANDING
     BASIC                                            104,462       --         69,819       --
     ASSUMING DILUTION                                104,462       --         69,819       --
                                                     ===========================================

CASH FLOW FROM OPERATING ACTIVITIES (1)                37,083       1.00       34,495       1.62
                                                     ===========================================

THOUSANDS OF BARRELS OF OIL (MBBL):                     1,822       +114%        853
MILLIONS OF CUBIC FEET OF GAS (MMCF):                  26,299       + 63%     16,168
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):     37,231       + 75%     21,286

AVERAGE PRICE/BARREL                                 $  12.85       - 33%    $ 19.10
AVERAGE PRICE/MCF                                    $   1.99       + 11%    $  1.80
AVERAGE GAS EQUIVALENT PRICE/MCFE                    $   2.03       -  5%    $  2.13
------------------------------------------------------------------------------------------------

(1) Income (loss) before extraordinary item, depreciation, depletion and amortization, income tax, impairment of oil and gas properties, and impairment of other assets.

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                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------
SIX MONTHS ENDED:                                                 JUNE 30, 1998                    JUNE 30, 1997
------------------------------------------------------------------------------------------------------------------------
                                                                $             $/MCFE            $               $/MCFE
                                                             -----------------------------------------------------------
REVENUES:
   Oil and gas sales                                          125,880          2.09            102,753             2.46
   Oil and gas marketing sales                                 60,195          1.00             46,153             1.10
   Interest and other                                           2,795          0.05              8,707             0.21
                                                             -----------------------------------------------------------
     Total revenues                                           188,870          3.14            157,613             3.77
                                                             -----------------------------------------------------------
EXPENSES:
   Production expenses and taxes                               26,732          0.44              9,233             0.22
   Oil and gas marketing expenses                              59,966          1.00             45,592             1.09
   Impairment of oil and gas properties                       466,000          7.74            236,000             5.64
   Impairment of other assets                                  10,000          0.17                 --               --
   Depreciation, depletion, and amortization
     of oil and gas properties                                 75,242          1.25             67,021             1.60
   Depreciation and amortization of other assets                3,302          0.05              1,946             0.05
   General and administrative                                   9,514          0.16              5,063             0.12
   Interest                                                    29,353          0.49             12,334             0.30
                                                             -----------------------------------------------------------
     Total expenses                                           680,109         11.30            377,189             9.02
                                                             -----------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES
   AND EXTRAORDINARY ITEM                                    (491,239)        (8.16)          (219,576)           (5.25)
PROVISION (BENEFIT) FOR INCOME TAXES                               --            --            (17,898)           (0.43)

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                      (491,239)        (8.16)          (201,678)           (4.82)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
     applicable income tax                                    (13,334)        (0.22)              (177)           (0.01)
                                                             -----------------------------------------------------------

NET INCOME (LOSS)                                            (504,573)        (8.38)          (201,855)           (4.83)
                                                             ===========================================================

EARNINGS (LOSS) PER COMMON SHARE (BASIC):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                    (5.35)           --              (2.87)              --
     EXTRAORDINARY ITEM                                         (0.15)           --                 --               --
                                                             -----------------------------------------------------------
     NET INCOME (LOSS)                                          (5.50)           --              (2.87)              --
                                                             -----------------------------------------------------------

EARNINGS (LOSS) PER COMMON SHARE
   (ASSUMING DILUTION):
     INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                    (5.35)           --              (2.87)              --
     EXTRAORDINARY ITEM                                         (0.15)           --                 --               --
                                                             -----------------------------------------------------------
     NET INCOME (LOSS)                                          (5.50)           --              (2.87)              --
                                                             ===========================================================

AVERAGE COMMON SHARES AND COMMON
   EQUIVALENT SHARES OUTSTANDING
     BASIC                                                     92,504            --             70,277               --
     ASSUMING DILUTION                                         92,504            --             70,277               --
                                                             ===========================================================

CASH FLOW FROM OPERATING ACTIVITIES (1)                        63,305          1.05             85,391             2.04
                                                             ===========================================================

THOUSANDS OF BARRELS OF OIL (MBBL):                             2,998           +81%             1,654
MILLIONS OF CUBIC FEET OF GAS (MMCF):                          42,206           +32%            31,910
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):             60,194           +44%            41,834

AVERAGE PRICE/BARREL                                         $  13.63           -33%        $    20.29
AVERAGE PRICE/MCF                                            $   2.01           - 7%        $     2.17
AVERAGE GAS EQUIVALENT PRICE/MCFE                            $   2.09           -15%        $     2.46
------------------------------------------------------------------------------------------------------------------------

(1) Income (loss) before extraordinary item, depreciation, depletion and amortization, income tax, impairment of oil and gas properties, impairment of other assets.

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                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      SUMMARIZED CONSOLIDATED BALANCE SHEET
                                  ($ IN 000'S)
                                   (UNAUDITED)


-----------------------------------------------------------------------------------------
                                                                 JUNE 30,    DECEMBER 31,
                                                                   1998          1997
-----------------------------------------------------------------------------------------
Current assets                                                  $  161,514     $  217,721
Property and equipment                                           1,016,367        679,187
Other assets                                                        82,293         55,876

                                                                -------------------------
     TOTAL ASSETS                                               $1,260,174     $  952,784
                                                                -------------------------

Current liabilities                                             $  130,081     $  153,480
Long-term liabilities                                              930,379        519,098
Stockholders' equity                                               199,714        280,206

                                                                -------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $1,260,174     $  952,784
-----------------------------------------------------------------------------------------


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